Exhibit 99.1

FOR RELEASE: IMMEDIATE

CPS Technologies Announces Third Quarter 2025 Financial Results

Record Sales of $8.8 Million; On Track for Best Revenue Year in Company History

Norton, Massachusetts – October 29, 2025 – CPS Technologies Corporation (NASDAQ:CPSH) (“CPS” or the “Company”) today announced financial results for the fiscal third quarter ended September 27, 2025.

Third Quarter Highlights

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Revenue of $8.8 million, more than doubling the $4.2 million in revenue from the prior-year period, reflecting continued strong demand for the Company’s core product lines; this represents the Company’s third consecutive quarter of record revenue.

●	Gross margin of 17.1 percent versus a gross loss in the prior-year period.

●	Operating profit of $0.3 million for the quarter compared to an operating loss of $(1.5) million in the prior-year period.

●

After the quarter, CPS announced a $15.5 million follow-on contract with a major multinational semiconductor manufacturer to deliver advanced power module components over a 12-month period which began October 1, 2025; this is a 16.5% year-over-year increase in business from the customer.

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The Company also announced two recent government-funded research awards: a Phase I Small Business Innovation Research (SBIR) contract from the U.S. Department of Energy, valued at approximately $125,000 through April, 2026; and a Phase II, two-year, $1.15 million Small Business Technology Transfer (STTR) contract with the U.S. Army to further the Company’s development of a controlled fragmentation tungsten warhead.

●

On October 8, 2025 the Company closed on a public offering that brought in net proceeds of $9.5 million, to be used for general corporate purposes including the expansion of CPS’ production capabilities through the move to a larger facility.

“We are pleased to announce another quarter of strong performance, as we remain on track for 2025 to be our best sales year ever,” said Brian Mackey, President and CEO. “Margin expansion continues to be an area of considerable focus, and the recent capital raise will enable us to expand and improve our manufacturing operations while maintaining a solid growth trajectory. Our two newest government-funded research contracts bring our number of program awards in 2025 to six, which will strengthen our portfolio of market-driven technology and enhance our long-term outlook. In addition, our new contract with a long-standing customer affirms the continued strong demand for our core products. We believe the Company is poised to finish its best year ever, and is well positioned for growth in 2026 and beyond.”

Results of Operations

CPS reported revenue of $8.8 million in the third quarter of fiscal 2025 versus $4.2 million in the prior-year period, reflecting higher production rates and increased shipments. Gross profit was $1.5 million, or 17.1 percent of revenue, versus a gross loss of ${0.5) million, or (12.3) percent of revenue, in the fiscal 2024 third quarter, with the year-over-year increase due to higher sales and greater production efficiencies.

Operating profit was $0.3 million in the fiscal 2025 third quarter compared with an operating loss of $(1.5) million in the prior-year period. Reported net income was $0.2 million, or $0.01 per diluted share, versus a net loss of $(1.0) million, or $(0.07) per diluted share, in the quarter ended September 28, 2024.

Conference Call

The Company will be hosting its third quarter 2025 earnings call tomorrow, October 30, 2025, at 9:00 a.m. Eastern. Those interested in participating in the conference call should dial the following:

Call in Number: 1-844-943-2942

Participant Passcode: 587233

The Company encourages those who wish to participate to call in 10 minutes before the scheduled start time to ensure the operator can connect all participants.

About CPS

CPS is a technology and manufacturing leader in producing high-performance materials solutions for its customers. The company’s products and intellectual property address critical needs in a variety of applications, including electric trains and subway cars, wind turbines, hybrid vehicles, electric vehicles, Navy ships, the smart electric grid, 5G infrastructure and others. CPS hermetic packages can be found in many Aerospace and Satellite applications. CPS’ armor products provide exceptional ballistic protection and environmental durability at very light weight. CPS is committed to innovation and to supporting our customers in building solutions for the transition to clean energy. The Company articulates its Vision as follows: “To pioneer the next generation of high-performance materials and solve the world’s toughest engineering challenges.”

Safe Harbor

Statements made in this document that are not historical facts or which apply prospectively, including those relating to 2025 financial results, are forward-looking statements that involve risks and uncertainties. These forward-looking statements are identified by the use of terms and phrases such as "will," "intends," "believes," "expects," "plans," "anticipates" and similar expressions. Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the company's expectation. Additional information concerning risk factors is contained from time to time in the company's SEC filings, including its Annual Report on Form 10-K and other periodic reports filed with the SEC. Forward-looking statements contained in this press release speak only as of the date of this release. Subsequent events or circumstances occurring after such date may render these statements incomplete or out of date. The company expressly disclaims any obligation to update the information contained in this release.

CPS Technologies Corporation
111 South Worcester Street
Norton, MA 02766

www.cpstechnologysolutions.com

Investor Relations:

Chris Witty

646-438-9385

cwitty@darrowir.com

	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024

Product sales	$8,803,695	$4,247,116	$24,388,272	$15,190,063

Cost of product sales	7,301,129	4,770,548	20,318,390	15,037,177

Gross profit	1,502,566	-523,432	4,069,882	152,886

Selling, general, and administrative expenses	1,226,484	963,064	3,527,223	3,214,831

Income (loss) from operations	276,082	(1,486,496)	542,659	(3,061,945)

Other income, net	45,483	70,974	114,985	241,845

Net income (loss) before income taxes	321,565	(1,415,522)	657,644	(2,820,100)
Income tax provision (benefit)	113,601	(372,683)	249,885	(679,803)

Net income (loss)	$207,964	$(1,042,839)	$407,759	$(2,140,297)
Other comprehensive income
Net unrealized gains (losses)on available for sale securities	(2,293)	8,745	7,913	17,446
Reclassification adjustment for gains included in net income	-	-	-16,237	-
Total other comprehensive income (loss)	(2,293)	8,745	-8,324	17,446
Comprehensive income (loss)	205,671	(1,034,094)	399,435	(2,122,851)

Net income (loss) per basic common share	$0.01	$(0.07)	$0.03	$(0.15)

Weighted average number of basic common shares outstanding	14,527,126	14,525,664	14,526,349	14,521,365

Net income (loss) per diluted common share	$0.01	$(0.07)	$0.03	$(0.15)

Weighted average number of diluted common shares outstanding	14,674,384	14,525,664	14,598,576	14,521,365

CPS TECHNOLOGIES CORP.

Balance Sheets (Unaudited)

	September 27, 2025	December 28, 2024
ASSETS

Current assets:
Cash and cash equivalents	$3,234,142	$3,280,687
Marketable securities, at fair value	1,054,079	1,031,001
Accounts receivable-trade	5,400,080	4,858,208
Accounts receivable-other	376,652	177,068
Inventories, net	5,383,680	4,331,066
Prepaid expenses and other current assets	328,249	480,986
Total current assets	15,776,882	14,159,016
Property and equipment:
Production equipment	10,599,479	10,382,379
Furniture and office equipment	910,310	891,921
Leasehold improvements	997,830	997,830
Total cost	12,507,619	12,272,130
Accumulated depreciation and amortization	(10,737,391)	(10,377,756)
Construction in progress	216,193	108,874
Net property and equipment	1,986,421	2,003,248
Net intangible assets	23,746	-
Right-of-use lease asset	370,000	186,000
Deferred taxes, net	2,279,253	2,528,682
Total Assets	$20,436,302	18,876,946

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Note payable, current portion	-	8,130
Accounts payable	3,530,052	3,053,712
Accrued expenses	1,298,268	913,279
Deferred revenue	74,257	172,429
Lease liability, current portion	161,000	160,000

Total current liabilities	5,063,577	4,307,550

Deferred revenue – long term	31,277	31,277
Long term lease liability	209,000	26,000

Total liabilities	5,303,854	4,364,827
Commitments & Contingencies
Stockholders’ equity:
Common stock, $0.01 par value, authorized 20,000,000 shares; issued 14,666,987 and 14,661,487 shares; outstanding 14,529,277 and 14,525,960 shares at September 27, 2025 and December 28, 2024, respectively	146,670	146,615
Additional paid-in capital	40,809,151	40,580,387
Accumulated other comprehensive income	7,176	15,500
Accumulated deficit	(25,482,486)	(25,890,245)
Less cost of 137,710 and 135,527 common shares repurchased at September 27, 2025 and December 28, 2024, respectively	(348,063)	(340,138)

Total stockholders’ equity	15,132,448	14,512,119

Total liabilities and stockholders’ equity	$20,436,302	$18,876,946